Exhibit 99.1

WORLDWIDE WEBB ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	Actuals as of October 22, 2021	Pro Forma Adjustment (Unaudited)		As Adjusted (Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,962,109	$—		$1,962,109
Prepaid expenses	367,454	—		367,454

Total current assets	2,329,563	—		2,329,563
Cash held in trust account	202,000,000	30,300,000	(1)(2)(4)	232,300,000
Other assets	381,367	—		381,367

Total Assets	204,710,930	30,300,000		235,010,930

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$767,584	$(375	) (5)	$767,209
Promissory note - related party	180,361	—		180,361
Accrued expenses	541,731	—		541,731

Total current liabilities	1,489,676	(375)		1,489,301
Deferred underwriting fees payable	7,000,000	1,050,000	(3)	8,050,000
Derivative warrant liability	9,054,000	1,207,200	(6)	10,261,200

Total liabilities	17,543,676	2,256,825		19,800,501

Commitments and Contingencies (Note 5)
Class A ordinary shares subject to possible redemption, 20,000,000 and 23,000,000 shares at $10.10 per share, actual and as adjusted, respectively	202,000,000	30,300,000	(1)(2)(3) (5-8)	232,300,000
Shareholders’ Deficit:		—
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 20,000,000 and 23,000,000 issued and outstanding (excluding 20,000,000 and 23,000,000 shares subject to possible redemption), actual and adjusted, respectively	—	—		—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding, actual and as adjusted, respectively (1)(2)	575	—		575
Additional paid-in capital	—	—		—
Accumulated deficit	(14,833,321)	(2,256,825	) (7)(8)	(17,090,146)

Total shareholders’ deficit	(14,832,746)	(2,256,825)		(17,089,571)

Total Liabilities and Shareholders’ Deficit	$204,710,930	$30,300,000		$235,010,930

The accompanying notes are an integral part of this pro forma financial statement.

F-1

WORLDWIDE WEBB ACQUISITION CORP.

NOTE TO PRO FORMA FINANCIAL STATEMENT

(Unaudited)

Note 1 — CLOSING OF OVERALLTOMENT OPTION

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Worldwide Webb Acquisition Corp. (the “Company”) as of October 22, 2021, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on November 15, 2021.

On November 15, 2021, the Company consummated the sale of 3,000,000 over-allotment units pursuant to the underwriters’ exercise of their over-allotment option. Such over-allotment units were sold at $10.00 per unit, generating gross proceeds of $30,000,000. Substantially concurrently with the closing of the sale of the over-allotment units, the Company consummated the private sale of an additional 900,000 private placement warrants at a purchase price of $1.00 per private placement warrant to the Sponsor, generating gross proceeds of $900,000. Following the closing of the over-allotment option, a total of $232,300,000, including $8,050,000 of the underwriters’ deferred discount, was held in a U.S.-based trust account with Continental Stock Transfer & Trust Company, acting as trustee. The underwriters’ over-allotment option was exercised in full, therefore no founders shares were forfeited.

Pro forma adjustments to reflect the exercise of the underwriters’ overallotment option are as follows:

	Pro Forma Entry	Debit	Credit
(1)	Cash held in trust account	$30,000,000
	Class A ordinary shares subject to possible redemption		$30,000,000
	To record the sale of Underwriters’ over-allotment shares: 3,000,000 at $10.00/unit; par value of $0.0001
(2)	Class A ordinary shares subject to possible redemption	$600,000
	Cash held in trust account		$600,000
	To record upfront underwriting commissions (2.0% of $30,000,000 in proceeds)
(3)	Class A ordinary shares subject to possible redemption	$1,050,000
	Deferred underwriting fees payable		$1,050,000
	To record Deferred Underwriting Commissions (3.5% of $30,000,000 in proceeds)
(4)	Cash held in trust account	$900,000
	Additional paid-in capital		$900,000
	To record the sale of Private Placement Warrants (900,000 at $1.00/warrant)
(5)	Accounts payable	$375
	Accrued expenses	$—
	Class A ordinary shares subject to possible redemption		$375
	To record the true up of offering costs accrual at IPO close
(6)	Class A ordinary shares subject to possible redemption	$754,500
	Additional paid-in capital	$452,700
	Derivative warrant liabilities		1,207,200
	To record liabilities associated with the warrants sold during the overallotment period
(7)	Accumulated deficit	$41,517
	Additional paid-in capital		$11
	Class A ordinary shares subject to possible redemption		$41,506
	To record the increase in the allocation of offering costs to derivative warrant liabilities
(8)	Additional paid-in capital	$447,311
	Accumulated deficit	$2,215,308
	Class A ordinary shares subject to possible redemption		$2,662,619
	To record the accretion of offering cost and overfunding of Trust Account into additional paid-in capital and accumulated deficit

F-2

The following tables present the pro forma effect of the overallotment option on the fair value of derivative warrant liabilities as of November 15, 2021:

Actuals as of October 22, 2021	Level 1	Level 2	Level 3	Total

Liabilities:
Public Warrants	$—	$—	$5,030,000	$5,030,000
Private Placement Warrants	—	—	4,024,000	4,024,000

Total liabilities	$—	$—	$9,054,000	$9,054,000

Pro Forma Adjustment (Unaudited)	Level 1	Level 2	Level 3	Total

Liabilities:
Public Warrants	$—	$—	$754,500	$754,500
Private Placement Warrants	—	—	452,700	452,700

Total liabilities	$—	$—	$1,207,200	$1,207,200

As Adjusted (Unaudited)	Level 1	Level 2	Level 3	Total

Liabilities:
Public Warrants	$—	$—	$5,784,500	$5,784,500
Private Placement Warrants	—	—	4,476,700	4,476,700

Total liabilities	$—	$—	$10,261,200	$10,261,200

F-3